UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2020

Palmer Square Capital BDC Inc.

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01334	84-3665200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Shawnee Mission Parkway, Suite 315, Mission Woods, KS	66205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (816) 994-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Palmer Square Capital BDC Inc. (the “Company”) has entered into certain subscription agreements (the “Subscription Agreements”) with twenty-six investors (the “Investors” and each, an “Investor”), pursuant to which the Investors have made capital commitments to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in a total aggregate amount equal to $8.495 million. Pursuant to their respective Subscription Agreement, each Investor is required to make capital contributions to purchase shares of Common Stock each time the Company delivers a drawdown notice in an aggregate amount not to exceed the Investor’s respective capital commitment. The per-share price shall be at least equal to the net asset value per share. The Subscription Agreements were entered into in connection with the Company’s continuous private offering and follows the initial closing thereof in January 2020. To date, the Company has entered into a total of $217.455 million of capital commitments with investors.

The description above is only a summary of the material provisions of the Subscription Agreements and is qualified in its entirety by reference to a copy of the form of Subscription Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 17, 2020, the Company issued and sold 6,152,815 shares of Common Stock for an aggregate offering price of $112.85 million. The sale of Common Stock was made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 days’ prior notice to investors.

The issuance of the Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the investors in the subscription agreements that each investor was an accredited investor as defined in Regulation D under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.7 to the Registrant’s Amendment No. 1 to Registration Statement on Form 10 (File No. 000-56126) filed on January 16, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Palmer Square Capital BDC Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palmer Square Capital BDC Inc.

Date: March 19, 2020	By:	/s/ Jeffrey D. Fox
	Name:	Jeffrey D. Fox
	Title:	Chief Financial Officer

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